UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 3, 2005

ARI NETWORK SERVICES, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	0-19608	39-1388360
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11425 West Lake Park Drive, Suite 900 Milwaukee, Wisconsin	53224
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (414) 973-4300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry Into a Material Definitive Agreement.

On January 3, 2005, ARI Network Services, Inc. (the “Company”) entered into a Consulting Agreement with Ascent Partners, Inc.  Mr. Ted Feierstein, a director of the Company, is the managing director of Ascent Partners and will perform the consulting services.  The engagement relates to the Company’s proposed marketing services offering for its dealer customers.  The Consulting Agreement will remain in effect until terminated by either party upon thirty days prior written notice.

As compensation for such services, Ascent Partners will receive an hourly fee of $300 and reimbursement for all reasonable travel and other pre-approved out-of-pocket expenses incurred in the performance of its duties.  In addition, the Company will pay one-time “modeling” expenses of approximately $5,000.

The Consulting Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Consulting Agreement between ARI Network Services, Inc. and Ascent Partners, Inc. dated as of January 3, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 3, 2005	ARI NETWORK SERVICES, INC.

By: /s/ Brian E. Dearing
Brian E. Dearing Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Consulting Agreement between ARI Network Services, Inc. and Ascent Partners, Inc. dated as of January 3, 2005